EXHIBIT 99.1

LETTER OF TRANSMITTAL

Mirant Americas Generation, Inc.

Offer to Exchange

7.625% Senior Notes due 2006,

8.300% Senior Notes due 2011 and

9.125% Senior Notes due 2031

Which Have Been Registered Under the Securities Act of 1933, as amended,
For Any and All Outstanding
Senior Notes,
7.625% Senior Notes due 2006 (CUSIP NO. 60467P AA 2),
8.300% Senior Notes due 2011 (CUSIP NO. 60467P AB 0), and
9.125% Senior Notes due 2031 (CUSIP NO. 60467P AC 8; ISIN NO. U60446 AC 2)

Pursuant to the Prospectus Dated August 9, 2001

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 12, 2001 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 12, 2001.

The Exchange Agent for this Offer is:

Bankers Trust Company

By Mail:
BT Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

Fax: (615) 835-3701

By Overnight Mail or Courier:
BT Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

Confirm by Telephone
(615) 835-3572

By Hand:
Bankers Trust Company
Corporate Trust & Agency Services
Attn: Reorganization Department
Receipt & Delivery Window
123 Washington Street, 1st Floor
New York, NY 10006

Information (800) 735-7777

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    The undersigned acknowledges receipt of the Prospectus, dated August 9, 2001 (as amended or supplemented from time to time, the "Prospectus"), of Mirant Americas Generation, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (this "Letter"), which together constitute the Company's offer to exchange (the "Registered Exchange Offer") an aggregate principal amount of $175 million of its 7.625% Senior Notes due 2006, 8.300% Senior Notes due 2011 and Senior Notes due 2031 (the "New Notes"), issued pursuant to an indenture and a supplemental indenture relating to each series of notes (the "Indenture"), dated as of May 1, 2001, between the Company and Bankers Trust Company, as trustee, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the outstanding 7.625% Senior Notes due 2006, 8.300% Senior Notes due 2011 and Senior Notes due 2031 issued under such Indenture (the "Existing Notes," and together with the New Notes, the "Notes"). The Registered Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 1, 2001, between the Company and the initial purchasers named therein (the "Registration Rights Agreement").

    For each Existing Note accepted for exchange, the holder (the "Holder") of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the Registered Exchange Offer will receive interest accruing from the most recent date to which interest has been paid. Existing Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Registered Exchange Offer. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment for accrued interest on the Existing Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Registered Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Existing Notes. November 1, 2001 is the first scheduled interest payment date.

    The Company reserves the right, at any time or from time to time, to extend the Registered Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Registered Exchange Offer is extended. The Company shall notify the holders of the Existing Notes of any extension by means of oral or written notice to the registered holders. Should the Company choose to extend the Registered Exchange Offer, the Company will have no obligation to publish, advertise or otherwise communicate this announcement to the public other than by making a timely release to an appropriate news agency.

    This Letter is to be completed by a holder of Existing Notes if Existing Notes are to be forwarded herewith. Holders who are participants in The Depository Trust Company (the "DTC") (such participants, "DTC Participants") tendering by book entry transfer must execute such tender through DTC's Automated Tender Offer Program ("ATOP") pursuant to the procedure set forth in "This Exchange Offer—Procedures for Tendering the Existing Notes—Book-Entry Transfer" section of the Prospectus on or prior to the Expiration Date. DTC will verify such acceptance, execute a book entry transfer of the tendered Existing Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book entry transfer ("Book Entry Confirmation") including an agent's message ("Agent's Message") confirming that DTC has received an express acknowledgment from such Holder that such Holder has received and agrees to be bound by this Letter and that the Exchange Agent and the Company may enforce this Letter against such Holder. The Book Entry Confirmation must be received by the Exchange Agent in order for the tender relating thereto to be effective. Book entry transfer to DTC in accordance with DTC's procedures does not constitute delivery of the Book Entry Confirmation to the Exchange Agent.

    If the tender is not made through ATOP, Existing Notes, as well as this Letter (or facsimile hereof), properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other documents required by this Letter, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date in order for such tender to be effective.

    If a Holder's Existing Notes are not immediately available, if time will not permit delivery of the Existing Notes and all required documents to the Exchange Agent on or prior to the Expiration Date, or if the procedures for book entry transfer cannot be completed on a timely basis, a Holder must tender their Existing Notes according to the guaranteed delivery procedures set forth in "This Exchange Offer—Procedures for Tendering the Existing Notes—Guaranteed Delivery" section of the Prospectus. See Instruction 1.

    The method of delivery of the Book-Entry Confirmation or certificates, this letter, and all other required documents is at the election and sole risk of the tendering Holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

    The undersigned has completed the appropriate information below and signed this Letter to indicate the action the undersigned desires to take with respect to the Registered Exchange Offer.

    List below the Existing Notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of Existing Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF EXISTING NOTES

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series	Existing Note Numbers*	Aggregate Principal Amount of Existing Notes	Principal Amount Tendered**

Total

* Need not be completed by Holders of Existing Notes being tendered by book-entry transfer (see below).
** Unless otherwise indicated, it will be assumed that all Existing Notes represented by certificates delivered to the Exchange Agent are being tendered. See Instruction 1. Existing Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof.

/
/  CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

   Name(s) of Registered Holder(s):_______________________________________________________________________ __

   Window Ticket Number (if any):________________________________________________________________________ ______

   Date of Execution of Notice of Guaranteed Delivery:______________________________________________________ _____

   Name of Institution which Guaranteed Delivery:__________________________________________________________ ______

/
/  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF NEW NOTES RECEIVED FOR YOUR OWN ACCOUNT IN EXCHANGE FOR EXISTING NOTES.

   Name:_______________________________________________________________________________________________ __

   Address:_____________________________________________________________________________________________ ______

   Aggregate Principal Amount of Existing Notes so held: $___________________________________________________ _____

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

   Upon the terms and subject to the conditions of the Registered Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Existing Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Existing Notes as are being tendered hereby. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that any New Notes acquired in exchange for Existing Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, that neither the holder of such Existing Notes nor any such other person is engaged in, or intends to engage in a distribution of such New Notes, or has an arrangement or understanding with any person to participate in the distribution of such New Notes, and that neither the holder of such Existing Notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

   The undersigned also acknowledges that this Registered Exchange Offer is being made based upon the Company's understanding of an interpretation by the staff of the Commission as set forth in no action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter"), that the New Notes issued in exchange for the Existing Notes pursuant to the Registered Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement with any person to participate in the distribution of such New Notes.

   If a holder of Existing Notes is engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Registered Exchange Offer, such Holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker dealer that will receive New Notes for its own account in exchange for Existing Notes, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker dealer for use in connection with any such resale.

   The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "This Exchange Offer—Withdrawal Rights" section of the Prospectus.

   Unless otherwise indicated under "Special Issuance Instructions" below, please deliver the New Notes (and, if applicable, substitute certificates representing Existing Notes for any Existing Notes not exchanged) in the name of the undersigned or, in the case of a book entry delivery of Existing Notes, please credit the account indicated above maintained at the DTC. Similarly, unless otherwise indicated under "Special Delivery Instructions" below, please send the New Notes (and, if applicable, substitute certificates representing Existing Notes for any Existing Notes not exchanged) to the undersigned at the address shown above under "Description of Existing Notes."

The undersigned, by completing the section "Description of Existing Notes" above and signing this letter, or by tendering Existing Notes through ATOP, will be deemed to have tendered the Notes as set forth above.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if Existing Notes not exchanged and/or New Notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this Letter below, or if Existing Notes delivered by book entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the DTC other than the account indicated above.
Issue New Notes and/or Notes to:
Name(s): _____________________________________________________________________________________________________ (Please type or print)
_____________________________________________________________________________________________________
Address(es): _____________________________________________________________________________________________________

_____________________________________________________________________________________________________ (including zip code)
_____________________________________________________________________________________________________ (social security or employer identification number)
/ / Credit unexchanged Existing Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.
_____________________________________________________________________________________________________ (The DTC Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if Existing Notes not exchanged and/or New Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter below, or to the undersigned at an address other than shown under "Description of Existing Notes" on this Letter above.
Mail New Notes and/or Notes to:
Name(s): _____________________________________________________________________________________________________ (Please type or print)

Address: _____________________________________________________________________________________________________
_____________________________________________________________________________________________________ (including zip code)

   Important: Prior to 5:00 p.m., New York City time, on the expiration date, this letter or a facsimile hereof (together with Existing Notes and all other required documents or the Notice of Guaranteed Delivery) must be received by the Exchange Agent, or, alternatively, holders who are DTC Participants tendering by book entry transfer must execute such tender through ATOP.

Please read this Letter of Transmittal carefully before completing any section above.

PLEASE SIGN HERE (To be completed by all Tendering Holders) (Complete accompanying Substitute Form W-9)
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________ (Signature(s) of Owner(s))
Date: _____________________________________________________________________________________________________
Area Code and Telephone Number: _____________________________________________________________________________________________________

If a holder is tendering any Existing Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Existing Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.
Name(s): _____________________________________________________________________________________________________
_____________________________________________________________________________________________________ (Please type or print)
Capacity: _____________________________________________________________________________________________________
Address: _____________________________________________________________________________________________________
_____________________________________________________________________________________________________ (include zip code)
Signature Guarantee (if required by Instruction 3)
Authorized Signature _____________________________________________________________________________________________________
Title: _____________________________________________________________________________________________________
Name and Firm: _____________________________________________________________________________________________________
Dated: _____________________________________________________________________________________________________